SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 30, 2003

(Date of Report - date of earliest event reported)

IQUNIVERSE, INC.

(Exact name as specified in its charter)

Minnesota	000-12612	41-1442918
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Riverplace, 65 Main Street SE, Suite 141

Minneapolis, MN 55414

(Address of Principal Executive Office) (Zip code)

Registrant’s telephone number, including area code (612) 362-8411

Only Item 5 is applicable.  All other Items are not applicable and are therefore omitted.

Item 5.             Other Events.

Registrant’s Inability to File Form 10-KSB.  The Registrant’s Annual Report on Form 10-KSB for the year ended March 31, 2003 cannot be timely filed.  The Company is unable to file on a timely basis due to extremely limited financial resources which make it impossible to retain audit and legal advisors to complete the filing.  The Company hopes to rectify this condition eventually and bring its filings current as soon as possible.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 30, 2003

IQUNIVERSE, INC.

By:	/s/ Paul D. Crawford
Paul D. Crawford, Chief Executive Officer